Exhibit 10.16

THIRD BRIDGE LOAN MODIFICATION AND RATIFICATION AGREEMENT

THIS THIRD BRIDGE LOAN MODIFICATION AND RATIFICATION AGREEMENT (this “Agreement”) is made as of October 10, 2013, by and between AIRTRONIC USA, INC., an Illinois corporation (the “Company”), MERRIELLYN KETT (“Kett”) and GLOBAL DIGITAL SOLUTIONS, INC., a New Jersey corporation (“Lender”).

WHEREAS, on or about October 22, 2012, the Company requested a credit facility from Lender under the terms, memorialized by, among other documents, (i) that certain Debtor In Possession Note Purchase Agreement between the Company and Lender (the “Note Agreement”), (ii) that certain 8¼% Secured Promissory Note made by the Company for the benefit of Lender (the “Original Note”); and (iii) that certain Security Agreement  between the Company and Lender (the “Security Agreement”).

WHEREAS, on or about March 15, 2013, the Company and Lender entered into that certain Bridge Loan Modification and Ratification Agreement (the “First Modification”).

WHEREAS, (i) the Company and Lender entered into a second 8¼% Secured Promissory Note in favor of Lender dated as of August 5, 2013 for the original principal amount of $550,000 (the “Second Note”), (ii) Merriellyn Kett and Lender executed the Intellectual Property Security Agreement between her and Lender on August 5, 2013 (the “Kett Security Agreement”), (iii) the Company and Lender  entered into the First Amendment to Agreement of Merger and Plan of Reorganization on August 5, 2013 (the “First Amendment”), and (iv) the Company and Lender executed the Second Bridge Loan Modification and Ratification Agreement on August 5, 2013 (the “Second Modification”).

WHEREAS, the Company has requested additional financing of $200,000 for working capital and Lender has agreed to provide such financing pursuant to a new note in the original principal amount of $200,000 made by the Company on even date herewith (the “Third Note”).  The First Modification, Second Modification, Original Note, Second Note, Third Note, Note Agreement, Security Agreement, Kett Security Agreement, and this Agreement, together with all other related loan documents and amendments thereto are collectively referred to as the “Bridge Loan Documents.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Agreement as amended from time to time.

WHEREAS, the Bankruptcy Court confirmed the Company’s Amended Plan of Reorganization on October 2, 2013 (the “Plan”).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.           Modification of Bridge Loan Documents.  The Bridge Loan Documents are modified as follows:

(a)        On the terms and subject to the conditions set forth in this Agreement, the Plan and the Third Note, and provided there does not then exist an Event of Default, Lender agrees to make loans to the Company from time to time in such amounts as are determined by Lender, in its sole discretion, so long as the aggregate amount of such advances outstanding at any time to the Company do not exceed $200,000 (not including any advances made pursuant to the Second Note or the Plan).  Requests for loans by the Company will be made on a weekly basis.

(b)        In addition to the conditions set forth or incorporated in the Third Note, Lender’s obligation to make additional loans shall be subject to the following condition precedents: (i) no party other than Lender shall propose a plan for reorganization that is unacceptable to Lender; (ii) there shall be no material adverse change to the Company’s sales and revenue outlook, financial condition or prospects for reorganization under Chapter 11; (iii) there shall be no existing, uncured Event of Default; (iv) the Lender shall not deem itself insecure for any other reason; and (v) fully executed originals of this Agreement and the Third Note, all in form and substance acceptable to Lender, must be delivered to Lender.

(c)        The Parties agree Kett’s grant of a security interest to Lender under the provisions of the Kett Security Agreement became effective prior to the effective date of this Agreement, Lender having advanced $550,000 or more to the Company pursuant to the Second Note.  Kett consents to Lender filing such financing statements and other filings as Lender deems necessary to perfect its security interest in the Intellectual Property Collateral as to third parties.

2.           Ratification of Loan Documents and Collateral.  All of the terms, provisions, covenants, representations and warranties contained or incorporated into the Plan, Second Note, Security Agreement, Kett Security Agreement and Third Note are ratified and affirmed by the Company and the Lender in all respects and will remain in full force and effect as modified by this Agreement.  Any property or rights to or interest in the property granted as security in the Bridge Loan Documents shall be and will remain as security for the obligations and indebtedness of the Company under the Second Note and Third Note.  In the event there is a conflict between any of the terms of any other Bridge Loan Document and the terms of this Agreement, then the terms of this Agreement shall be controlling.

3.           Release of Lender.  The Company and Kett hereby release, relinquish, discharge and waive any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such arise out of contract, tort, violation of laws or regulations or otherwise, which the Company (and its successors, assigns, legal representatives, heirs, executors or administrators) or Kett ever had, now have or hereafter can, may or shall have against Lender or its officers, directors, employees, representatives, agents, trustees, shareholders, partners, members, contractors, advisors, attorneys, subsidiaries, affiliates, predecessors, successors or assigns by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Agreement arising out of, relating to, or in connection with, the Bridge Loan, the Bridge Loan Documents, the Plan, this Agreement or the transactions contemplated hereunder or thereunder, whether known or unknown as of the date hereof.

4.           General Provisions.

(a)        The Bridge Loan Documents shall be modified so that the terms “Bridge Loan Documents” and “Loan Documents” shall include all of the Bridge Loan Documents as defined in this Agreement.

(b)        Lender's rights under this Agreement will be in addition to all of the rights of Lender under the Plan, as well as the Bridge Loan Documents as modified by the Plan and this Agreement.

(c)        This Agreement is subject to enforcement by Lender at law or in equity, including, without limitation, actions for damages or specific performance.

(d)        The Company agrees to execute and deliver all such documents and instruments, and do all such other acts and things, as may be reasonably required by Lender in the future to perfect, assure, confirm or effectuate the modification contemplated by and set forth in this Agreement.

(e)        The Bridge Loan Documents as modified by the Plan and this Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and may not be amended, modified or discharged, nor any of their terms waived, except by an instrument signed in writing by the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Third Bridge Loan Modification and Ratification Agreement as of the date first written above.

LENDER: GLOBAL DIGITAL SOLUTIONS, INC., a New Jersey corporation	COMPANY: AIRTRONIC USA, INC., an Illinois corporation

By:	/s/ David A. Loppert	By:	/s/ Merriellyn Kett
	Name: David A. Loppert, CFO		Name: Merriellyn Kett
	Title:		Title: CEO

KETT:

MERRIELLYN KETT

/s/ Merriellyn Kett